EXHIBIT 99.1
FOR IMMEDIATE RELEASE
CONTACT:
EDWARD J. LAWSON, PRESIDENT AND CHAIRMAN, 21ST CENTURY HOLDING COMPANY
(954) 308-1257 OR (954) 581-9993

                      21st CENTURY HOLDING COMPANY REPORTS
                       RECORD EARNINGS OF $0.95 PER SHARE
                               AND RAISES GUIDANCE

         PLANTATION, FLORIDA, AUGUST 4, 2004 - 21st Century Holding Company (Nasdaq: TCHC), today reported record results for the quarter ended June 30, 2004 (see attached tables).

         For the quarter ended June 30, 2004, the Company reported record net income of $3,674,778, or $0.95 per share on 3,863,262 undiluted shares, versus net income of $2,113,934 or $0.69 per share on 3,063,105 undiluted shares in the same period last year. Income before provision for income tax expense increased by 82.6% from $3,148,996 in the second quarter of 2003 to $5,749,421 for the quarter ended June 30, 2004. On a diluted share basis, the Company reported record earnings of $0.91 per share, based on 4,055,944 average diluted shares outstanding.

         Net premiums earned in the second quarter of 2004 surged 54.6% to $16.9 million from $10.9 million in the same period last year.

         Total revenues for the second quarter of 2004 increased 37.7% to $20.6 million from $14.9 million in the same period last year.

         EDWARD J. (TED) LAWSON, PRESIDENT & CHAIRMAN OF THE BOARD, said, "I am very pleased with our results for the second quarter. We had another solid quarter reflecting significant growth in premiums written from our property and general liability insurance lines."

         Mr. Lawson continued, "Because we believe that these favorable trends will continue, I am now increasing guidance for calendar year ending December 31, 2004 from $3.25 - $3.75 per share to $3.70 - $3.80 per share on an undiluted basis."

         The Company reiterates that its Board of Directors approved a 3-for-2 stock split. The stock split will be in the form of a stock dividend to be distributed on or about September 7, 2004, to shareholders of record at the close of business on August 23, 2004. Shareholders will receive three shares of common stock for every two shares of the Company's stock held on the record date.

         The Company will hold an investor conference call at 4:30 PM (ET) on Wednesday, August 4, 2004. Mr. Richard A. Widdicombe, CEO, and Mr. Gordon Jennings, CFO, will discuss the financial results and review the outlook for the Company. Messrs. Widdicombe and Jennings invite interested parties to participate in the conference call. THE DIAL IN PHONE NUMBER HAS CHANGED FROM THE INITIAL ANNOUNCEMENT ON JULY 23, 2004. Listeners can access the conference call by dialing toll free 888-460-6235. Please call at least five minutes in advance to ensure that you are connected prior to the presentation.

About the Company

         The Company, through its subsidiaries, underwrites standard and non-standard personal automobile insurance, flood insurance, general liability insurance, mobile home insurance and homeowners' property and casualty insurance in the State of Florida. The Company underwrites general liability and homeowners insurance as an admitted carrier in the State of Louisiana. The Company also operates as an approved (non-admitted) carrier in the State of Georgia underwriting general liability coverage for contractors, mercantile classes and special events. In addition, the Company has underwriting authority and processes claims for third party insurance companies. In addition to insurance services, the Company offers premium finance services to its insureds as well as insureds of certain third party insurance companies. Lastly, the Company offers other ancillary services including licensing of its tax preparation software products, electronic income tax filing, tax preparation, and automobile tag and title transfer services.

         The Company offers single and master franchise opportunities to individuals through its subsidiaries, Fed USA Insurance/Financial Services and EXPRESSTAX(R) Franchise Corporation.

         Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," or "continue" or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; ability to obtain regulatory approval for applications to underwrite in an additional jurisdiction or for requested rate changes, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against the Company and any settlement thereof; risks related to the nature of the Company's business; dependence on investment income and the composition of the Company's investment portfolio; the adequacy of the Company's liability for loss and loss adjustment expense; insurance agents; claims experience; limited experience in the insurance industry; ratings by industry services; catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation, and health care and auto repair costs; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results may therefore appear to be volatile in certain accounting periods.

                                      #####

                          21st CENTURY HOLDING COMPANY
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                         Three Months Ended June 30,       Six Months Ended June 30,
Revenue:                                                    2004            2003             2004             2003
                                                            ----            ----             ----             ----
    Gross premiums written                             $ 31,810,045     $ 17,578,594     $ 49,627,771    $ 34,190,574

    Gross premiums ceded                                    217,036       (5,803,990)         904,044     (10,202,865)
                                                       ------------     ------------     ------------    ------------

         Net premiums written                            32,027,081       11,774,604       50,531,815      23,987,709

    Increase (decrease) in prepaid reinsurance
    premiums                                             (2,327,592)        (574,778)      (6,095,744)     (2,517,671)

    Decrease (increase) in unearned premiums            (12,770,311)        (250,825)     (14,499,217)        (64,093)
                                                       ------------     ------------     ------------    ------------
         Net change in prepaid reinsurance
         premiums and unearned premiums                 (15,097,903)        (825,603)     (20,594,961)     (2,581,764)
                                                       ------------     ------------     ------------    ------------

         Net premiums earned                             16,929,178       10,949,001       29,936,854      21,405,945

    Commission income                                       801,435          315,478        1,308,869         748,517

    Finance revenue                                         949,164        1,135,203        2,039,984       2,263,029

    Managing general agent fees                             539,822          621,316          987,180       1,253,863

    Net investment income                                   773,921          350,465        1,302,045         715,670

    Net realized investments gains (losses)                  58,508        1,068,818          180,427       1,419,700

    Other income                                            521,240          504,498        2,390,210       2,000,065
                                                       ------------     ------------     ------------    ------------

         Total revenue                                   20,573,268       14,944,779       38,145,569      29,806,789

Expenses:

    Loss and loss adjustment expenses                     7,618,159        7,493,747       14,092,992      14,281,456

    Operating and underwriting expenses                   3,108,601        2,713,391        6,450,666       5,339,257

    Salaries and wages                                    2,200,806        2,211,484        4,640,330       4,357,819

    Interest expense                                        213,841           54,472          444,922         109,884

    Amortization of deferred acquisition costs, net       1,682,440         (677,311)       2,124,168      (1,037,492)
                                                       ------------     ------------     ------------    ------------

         Total expenses                                  14,823,847       11,795,783       27,753,078      23,050,924

Income before provision for income tax expense            5,749,421        3,148,996       10,392,491       6,755,865

Provision for income tax expense                          2,074,643        1,035,062        3,793,705       2,333,530
                                                       ------------     ------------     ------------    ------------

         Net income                                    $  3,674,778     $  2,113,934     $  6,598,786    $  4,422,335
                                                       ============     ============     ============    ============


Basic net income per share                             $       0.95     $       0.69     $       1.73    $       1.46
                                                       ============     ============     ============    ============

Weighted average number of common shares
outstanding                                               3,863,262        3,063,105        3,812,069       3,034,220
                                                       ============     ============     ============    ============

Fully diluted net income per share                     $       0.91     $       0.66     $       1.63    $       1.41
                                                       ============     ============     ============    ============

Weighted average number of common shares
outstanding (assuming dilution)                           4,055,944        3,194,747        4,058,732       3,125,479
                                                       ============     ============     ============    ============

Dividends declared per share                           $       0.12     $       0.09     $       0.24    $       0.16
                                                       ============     ============     ============    ============

                          21st CENTURY HOLDING COMPANY
                               Balance Sheet Data
                                   (Unaudited)

                                                        Period Ending
                                               06/30/04               12/31/03
                                               --------               --------

Total Cash & Investments                     $ 80,711,041           $ 54,261,019
Total Assets                                 $124,344,111           $104,083,912
Unpaid Loss and Loss Adjustment Expense      $ 21,185,177           $ 25,127,679
Total Liabilities                            $ 84,122,682           $ 72,087,535
Total Shareholders' Equity                   $ 40,221,431           $ 32,046,376


PREMIUM BREAKOUT

Line of Business                                  06/30/04         06/30/03
----------------                                  --------         --------
Automobile                                           23.7%            75.9%

Homeowners                                           61.7%            21.2%

General Liability                                    12.8%              --%

Mobile Home Owners                                    1.8%             2.9%
                                                   ------            -----

Gross Written Premiums                              100.0%           100.0%